Exhibit 99.1

                        Susan Hanafee, Exec. Director
                        Corporate Communications
                        812-377-0494

For Immediate Release
January 27, 2004

Cummins Reports Fourth Quarter and Full-Year 2003 Earnings

Momentum Gained in Second Half of the Year

            COLUMBUS, Ind. -- Cummins Inc. (NYSE: CMI) today reported fourth-quarter 2003 sales of $1.74 billion and earnings before interest, income taxes, minority interest and preferred dividends (EBIT) of $84 million, compared with sales of $1.41 billion and EBIT of $20 million a year ago.  Net earnings for the quarter before the cumulative effect of an accounting change were $47 million, or $1.07 per share, compared with net earnings of $46 million, or $1.10 per share, in the year ago quarter.  Total sales for 2003 were $6.30 billion with EBIT of $181 million, compared to sales of $5.85 billion and EBIT of $139 million in 2002.  Net earnings before the cumulative effect of accounting changes were $54 million, or $1.36 per share, in 2003 compared with $79 million, or $2.06 per share, in 2002.

            The fourth quarter and full-year 2003 net earnings, as reported, were $43 million, or $1.00 per share, and $50 million, or $1.27 per share, respectively, which include a $4 million charge for the cumulative effect of an accounting change resulting from the consolidation of a financing variable interest entity as of December 31, 2003.  Full year 2002 earnings, as reported, were $82 million, or $2.13 per share, which included a $3 million benefit from the cumulative effect of an accounting change.  The fourth-quarter and full-year 2002 earnings included a one-time positive income tax adjustment of $57 million for the year.

            "2003 was a good year for Cummins, characterized by marked improvement with each successive quarter," said Tim Solso, Chairman and Chief Executive Officer, Cummins.  "After a slow start, our markets finally showed signs of improvement following a very tough three-year recession. For the second half of the year, all of our businesses were generating a profit, which was largely due to increased sales in most markets and our ongoing cost-reduction efforts."

            "Our ability to win new business based on our quality products and strong brand image, combined with our effective partnerships and global presence, gives me optimism about 2004," Solso added.

            Solso cited several recent business developments that provide momentum for 2004.

  Cummins has recently received significant orders from industry-leading truckload carriers and leasing companies, including Swift Transportation, Wal-Mart, Penske Truck Leasing, FFE Transportation and Ryder.  The selection of Cummins signals the willingness of truck fleets to fairly evaluate the quality and performance of various engine alternatives and award business accordingly.
  Ward's  Communications  named the Cummins diesel engine for the Dodge Ram pickup one of  "10 best engines for 2004." At 5.9 liters and 325-horsepower, the Cummins product is the most powerful diesel engine available in this segment of the automotive market.
  Cummins will launch its medium-duty ISB engine in the school bus market this month in the Thomas Built Saf-T-Liner school bus.  Thomas Bus selected the ISB engine because of its low emissions, improved fuel economy and reduced operating and maintenance costs.
  Power Generation expects to increase consumer business revenues through its expanded product offering for the towable recreational vehicle and recreational marine markets.  The strong brand and quality of these consumer generator sets continue to position Cummins as the dominant supplier for recreational vehicles and provide opportunity to penetrate other consumer markets.
  The Company's Filtration Business continues to pursue additional long-term supply arrangements with major original equipment manufacturers (OEMs).  In 2003, it signed customer agreements extending through 2007 valued at more than $1.4 billion.  These agreements expand current business and lay the foundation to achieve future growth targets.
  In 2003, the International Distributor Business invested in new service facilities in China, United Kingdom, Belgium, Italy, Argentina and Russia.  The business expects to drive profitability improvement through these expanded operations and its focus on growing parts and service revenue.

Corporate Overview

            The 2003 fourth quarter produced record sales for the Filtration Business and record sales and profitability for International Distributors Business. Automotive and industrial markets improved in both quarter-over-quarter and year-over-year comparisons, particularly in the heavy-duty and medium-duty trucks, bus and construction equipment markets. 2003 was a record sales year for the Dodge Ram pickup, with Cummins shipping 128,200 engines - a 28 percent increase over 2002.  The Power Generation Business reported earnings of $14 million in the quarter, returning to profitability on the strength of higher volume and cost-reduction improvements.  Strong sales in China helped boost income from joint ventures and alliances to a record $70 million for 2003, more than three times the income earned in the previous year.  Cummins received cash of $22 million from joint ventures in 2003 and expects to receive nearly twice that amount in 2004 as a result of established dividend distribution policies.  Free cash flow for the quarter was $94 million.

Business Unit Results

Engine

            Total sales for the Engine Business in the fourth quarter were $984 million, a 27 percent increase from sales of $776 million a year ago.  Engine Business segment EBIT was $32 million for the quarter versus a loss of $1 million in the fourth quarter a year ago.

            Automotive market sales were up 32 percent, compared with the fourth quarter of  2002. The North American heavy-duty truck markets and global medium-duty truck markets were particularly strong.  Broad-based growth in Cummins industrial markets drove a 16 percent year-over-year revenue increase, driven by a 19 percent increase in sales for construction equipment and an 18 percent increase in sales for mining equipment.

Power Generation

            The Power Generation Business reported fourth-quarter sales of  $392 million, up 21 percent from a year ago. Profitability improved substantially with quarterly segment EBIT of $14 million compared with a loss of $11 million in the fourth quarter last year.

            Sales of commercial gensets and engines sold to other genset manufacturers were responsible for nearly half of the sales increase from the year-ago quarter.  The consumer segment of Power Generation also performed extremely well, with record sales and profits that reflected continuing strength in the recreational vehicle market. The higher volume combined with continued focus on cost reduction initiatives provided the strong improvement in segment performance.

Filtration and Other

            The Filtration and Other segment had record sales of $282 million for the quarter, a 16 percent increase compared with the fourth quarter of 2002.

            North American Emissions Solutions first-fit automotive sales and aftermarket sales in the Middle East, Eastern Europe and Africa contributed to the year-over-year revenue increase, as did an overall favorable currency impact.

            The Filtration Business reported segment EBIT of  $25 million, compared with $28 million a year ago, as this business continues to fund growth initiatives, including its long-term sales agreements, distribution and logistics improvements and the Emissions Solutions business.

International Distributors

            The 2003 fourth quarter set records for both sales and profitability for the International Distributor Business, with demand improvement across nearly all territories.  Sales were $190 million in the fourth quarter - an increase of 24 percent compared with sales of $153 million in last year's quarter.  Segment EBIT for the quarter was $13 million, compared with $12 million a year ago.

2004 Guidance

            The Company expects annual earnings per share in 2004 to be in the range of $3.20 to $3.40, with a first quarter 2004 earnings expectation of $.40 to $.50 per share.  Capital expenditures for 2004 are forecasted to be in the range of $125 to $135 million.

            The Company's earnings projections are based on expectations of a substantial recovery in the North American heavy-duty and global medium-duty truck markets and solid increases in most industrial markets; double-digit revenue growth in International Distributors, with growth in nearly all regions; double-digit revenue growth in the Filtration and Other segment coming from Emission Solutions and OEM growth through the Company's long-term sales agreements; and, double-digit sales growth in its Power Generation Business through both organic growth and increased penetration due to new products for multiple markets.

Presentation of Non-GAAP Financial Information

            Non-GAAP financial measures used in this release include EBIT and Free Cash Flow.  These measures are defined and reconciliations to what management believes to be the most comparable GAAP measures are included in a schedule attached to this release.  Cummins presents this information as it believes the data is useful to understanding the Company's operating performance and they are measures used internally to assess the performance of the operating units.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 680 company-owned and independent distributor locations in 137 countries and territories. Cummins also provides service through a vast dealer network of more than 5,000 facilities in 197 countries. With  over 23,000 employees worldwide, Cummins reported sales of $6.3 billion in 2003. Press releases can be found by accessing the Cummins home page at www.cummins.com.

Forward Looking Statement Disclosure

            Information provided in this release that is not purely historical is considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, hopes, beliefs and intentions on strategies regarding the future.  It is important to note that the Company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

###

CUMMINS INC.
CONSOLIDATED STATEMENTS OF EARNINGS
 (Unaudited)

	Fourth Quarter		Twelve Months		Third Quarter
Millions, except per share amounts	2003	2002	2003	2002	2003

Net sales..............................................................................	$1,736	$1,414	$6,296	$5,853	$1,634
Cost of goods sold.............................................................	1,400	1,192	5,173	4,808	1,341
Gross margin......................................................................	336	222	1,123	1,045	293
Selling and administrative expenses.................................	227	172	830	736	208
Research and engineering expenses................................	52	37	200	201	51
Equity, royalty and other income from investees..........	(26)	(6)	(70)	(22)	(20)
Restructuring, asset impairment and other......................	-	(10)	-	(8)	-
Interest expense...................................................................	25	17	90	61	25
Loss on early retirement of debt........................................	-	8	-	8	-
Other (income) expense, net...............................................	(1)	1	(18)	(9)	(7)
Earnings before income taxes, minority interest, dividends on preferred securities of subsidiary trust and cumulative effect of change in accounting principles	59	3	91	78	36
Provision (benefit) for income taxes ................................	7	(53)	12	(38)	9
Minority interest..................................................................	5	5	14	16	3
Dividends on preferred securities of subsidiary trust...	-	5	11	21	-
Earnings before cumulative effect of change in accounting principle...........................................................	47	46	54	79	24
Cumulative effect of change in accounting principle, net of tax..............................................................	(4)	-	(4)	3	-
Net earnings ........................................................................	$ 43	$ 46	$ 50	$ 82	$ 24
	====	====	====	====	====
Earning Per Share
Basic
Earnings before cumulative effect of change in accounting principle...................................................	$ 1.17	$ 1.20	$ 1.37	$ 2.06	$ .62
Cumulative effect of change in accounting principle, net of tax......................................................	(.09)	-	(.09)	.07	-
Net earnings ..................................................................	$ 1.08	$ 1.20	$ 1.28	$ 2.13	$ .62
	====	====	====	====	====
Diluted
Earnings before cumulative effect of change in accounting principle...................................................	$ 1.07	$ 1.10	$ 1.36	$ 2.06	$ .60
Cumulative effect of change in accounting principle, net of tax.....................................................	(.07)	-	(.09)	.07	-
Net earnings .................................................................	$ 1.00	$ 1.10	$ 1.27	$ 2.13	$ .60
	====	====	====	====	====

Cash dividends declared per share................................	$ .30	$ .30	$ 1.20	$ 1.20	$ .30

Weighted average shares (millions)
Basic	40.1	38.9	39.3	38.6	39.4
Diluted	46.7	45.2	39.5	38.8	45.9

CUMMINS INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

Millions	Dec. 31, 2003	Dec. 31, 2002

Assets
Current assets:
Cash and cash equivalents..................................................................	$ 108	$ 224
Marketable securities............................................................................	87	74
Receivables, net ....................................................................................	929	805
Inventories..............................................................................................	733	641
Other current assets...............................................................................	273	238
	2,130	1,982

Property, plant and equipment..............................................................	1,347	1,305
Investments.............................................................................................	339	264
Goodwill....................................................................................................	344	343
Other intangibles and deferred charges...............................................	92	96
Deferred income taxes.............................................................................	663	640
Other non current assets........................................................................	211	207
Total assets..............................................................................................	$5,126	$4,837
	====	====
Liabilities and shareholders' equity
Current liabilities:
Loans payable.........................................................................................	$ 28	$ 19
Current maturities of long-term debt....................................................	21	119
Accounts payable...................................................................................	557	427
Accrued product coverage and marketing expenses.........................	246	233
Other accrued expenses.........................................................................	539	531
	1,391	1,329

Long-term debt.........................................................................................	1,088	999
Cummins-obligated mandatorily redeemable convertible preferred securities of subsidiary trust holding solely convertible subordinated debentures of Cummins...........................	292	-
Other long-term liabilities.......................................................................	1,283	1,285
Minority interest......................................................................................	123	92
Cummins-obligated mandatorily redeemable convertible preferred securities of subsidiary trust holding solely convertible subordinated debentures of Cummins...........................	-	291

Shareholders' equity:
Common stock, $2.50 par value, 48.3 and 48.6 shares issued..........	121	121
Additional contributed capital.............................................................	1,113	1,115
Retained earnings...................................................................................	569	569
Accumulated other comprehensive income.......................................	(492)	(527)
Common stock in treasury, at cost, 5.6 and 7.0 shares.....................	(225)	(280)
Common stock held in trust for
employee benefit plans, 2.3 and 2.6 shares.....................................	(113)	(128)
Unearned compensation.......................................................................	(24)	(29)
	949	841
Total liabilities and shareholders' equity..........................................	$5,126	$4,837
	====	====

CUMMINS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended Dec. 31,
Millions	2003	2002

Cash flows from operating activities:
Net earnings ...........................................................................................	$ 50	$ 82
Adjustments to reconcile net earnings to net cash
from operating activities:
Cumulative effect of change in accounting principle..................	4	(3)
Loss on early extinguishment of debt............................................	-	8
Depreciation and amortization........................................................	223	219
Restructuring and other...................................................................	-	(21)
Equity in earnings of investees .......... ..........................................	(54)	(9)
Minority interest...............................................................................	14	16
Non-cash compensation expense..................................................	24	19
Amortization of gain on swap unwind.........................................	(7)	(4)
Translation and hedging activities...............................................	(18)	2
Changes in assets and liabilities:
Receivables.......................................................................................	(64)	(87)
Proceeds (repayments) from sale of receivables. .......................	-	(55)
Inventories........................................................................................	(63)	46
Accounts payable and accrued expenses...................................	3	(40)
Other..................................................................................................	46	20
Total adjustments.............................................................................	108	111
Net cash provided by operating activities........................................	158	193

Cash flows from investing activities:
Property, plant and equipment:
Capital expenditures...........................................................................	(111)	(90)
Investments in internal use software...............................................	(29)	(20)
Proceeds from disposals...................................................................	13	16
Investments in and advances to joint ventures and alliances.......	(4)	(60)
Acquisitions and dispositions of business activities, net..............	-	32
Purchases of marketable securities.....................................................	(137)	(116)
Sales of marketable securities..............................................................	134	86
Other........................................................................................................	(1)	-
Net cash used in investing activities..................................................	(135)	(152)

Net cash provided by operating and investing activities	23	41

Cash flows from financing activities:
Proceeds from borrowings..................................................................	19	258
Payments on borrowings.....................................................................	(150)	(87)
Net borrowings (payments) under short-term credit agreements..	7	(4)
Issuance of common stock...................................................................	52	15
Dividend payments on common stock...............................................	(50)	(50)
Other.........................................................................................................	(23)	(1)
Net cash (used in) provided by financing activities.........................	(145)	131
Effect of exchange rate changes on cash and cash equivalents.....	6	2

Net change in cash and cash equivalents...........................................	(116)	174
Cash and cash equivalents at the beginning of year........................	224	50
Cash and cash equivalents at end of year..........................................	$ 108	$ 224
	====	====

CUMMINS INC.
SEGMENT INFORMATION
(Unaudited)

Millions	Engine	Power Generation	Filtration And Other	International Distributor	Eliminations	Total

Fourth Quarter Ended Dec. 31, 2003
Net sales	$ 984	$ 392	$ 282	$ 190	$ (112)	$1,736

Segment EBIT	32	14	25	13	-	84
Net assets	1,061	499	644	180	-	2,384

Fourth Quarter Ended Dec. 31, 2002
Net sales	$ 776	$ 324	$ 244	$ 153	$ (83)	$1,414

Segment EBIT	(1)	(11)	28	12	-	28
Net assets	909	522	645	168	-	2,244

Year Ended Dec. 31, 2003
Net sales	$3,631	$1,329	$1,056	$ 669	$ (389)	$6,296

Segment EBIT	70	(15)	86	40	-	181

Year Ended Dec.31, 2002
Net sales	$3,435	$1,226	$ 951	$ 574	$ (333)	$5,853

Segment EBIT	49	(25)	94	29	-	147

NON-GAAP FINANCIAL MEASURES
Unaudited

Earnings before interest, taxes, minority interests and preferred dividends (EBIT)

We define EBIT as earnings before interest, taxes, minority interest, preferred dividends and the cumulative effect of any accounting changes.  We use EBIT to assess and measure the operating performance of our business and our business segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, a GAAP measure, for each of the applicable periods:

Millions Fourth Quarter Full Year
	December 31, 2003	December 31, 2002	December31, 2003	December 31, 2002
EBIT	$ 84	$ 20	$ 181	$ 139

Interest	25	17	90	61

Taxes	7	(53)	12	(38)

Minority interests	5	5	14	16

Preferred dividends	-	5	11	21

Cumulative effect of an accounting change	4	-	4	(3)
Net earnings	$ 43	$ 46	$ 50	$ 82

Free cash flow

We use free cash flow as a measure of our business segments ability to generate cash.  In addition, we have provided guidance to the investment community on our expectations of free cash flow for 2003.  We define free cash flow as the sum of cash flows from operating and investing activities, both of which are GAAP measures included in our Statements of Cash Flows, adjusted to exclude cash flows from the acquisition or disposition of certain business activities, receivable transactions, sales-leaseback transactions and transactions related to marketable securities, none of which we consider to be within the control of our business segment management.  Below is a reconciliation of the GAAP measures of cash flows from operating activities and cash flows from investing activities to the non-GAAP measure of free cash flow.

Quarter Ended
Millions	Dec. 31, 2003
Cash flows provided by operating activities	$ 145
Cash flows used in investing activities	(49)
Net cash provided by operating and investing activities	96
Adjustments:
Net sales of (proceeds from) investments in marketable securities	(2)
Free cash flow	94

Cash flows used in financing activities	$ (71)

Product Revenues as Percent of Total Sales

% of Consolidated Sales	Q1	Q2	Q3	Q4	YTD
2003:
Engines	45	44	45	44	44
Non-Engine Products	55	56	55	56	56
2002:
Engines	44	46	50	41	45
Non-Engine Products	56	54	50	59	55

Sales

$Millions	Q1	Q2	Q3	Q4	YTD
2003:
Engine Business
Heavy-Duty Truck	236	266	278	320	1,100
Medium Duty Truck+Bus	122	141	140	157	560
Light Duty Auto+RV	222	228	264	221	935
Industrial	236	254	260	286	1,036
Total Engine Business	816	889	942	984	3,631
Power Generation	267	307	363	392	1,329
Filtration / Other	254	265	255	282	1,056
Int'l. Distributors	136	169	174	190	669
Eliminations	(86)	(91)	(100)	(112)	(389)
TOTAL	1,387	1,539	1,634	1,736	6,296
2002:
Engine Business
Heavy-Duty Truck	219	265	378	207	1,069
Medium Duty Truck+Bus	138	157	191	113	599
Light Duty Auto+RV	157	179	236	209	781
Industrial	262	249	228	247	986
Total Engine Business	776	850	1,033	776	3,435
Power Generation	283	304	315	324	1,226
Filtration / Other	228	243	236	244	951
Int'l. Distributors	124	145	152	153	574
Eliminations	(78)	(84)	(88)	(83)	(333)
TOTAL	1,333	1,458	1,648	1,414	5,853

Engine Shipments

Units	Q1	Q2	Q3	Q4	YTD
2003:
Midrange	66,300	69,800	73,800	70,900	280,800
Heavy-duty	10,700	12,800	13,200	16,000	52,700
High Horsepower	1,900	2,000	2,400	2,500	8,800
TOTAL	78,900	84,600	89,400	89,400	342,300
2002:
Midrange	60,500	67,000	71,800	65,800	265,100
Heavy-duty	11,100	14,800	22,700	9,300	57,900
High Horsepower	2,100	2,100	2,200	2,500	8,900
TOTAL	73,700	83,900	96,700	77,600	331,900